Exhibit 99.1
FOR IMMEDIATE RELEASE
ORITANI FINANCIAL CORP. COMMENCES
SYNDICATED COMMUNITY OFFERING
AND INCREASES PURCHASE LIMITATIONS
Township of Washington, NJ, June 11, 2010 — Oritani Financial Corp., a federal corporation (Nasdaq: ORIT), announced today that Oritani Financial Corp., the newly formed Delaware corporation and proposed holding company for Oritani Bank (“Oritani-Delaware”), has commenced the syndicated community offering portion of the second step conversion to sell shares of common stock not subscribed for in the subscription offering or the community offering to the general public at $10.00 per share. Stifel, Nicolaus & Company, Incorporated is acting as sole book-running manager for the syndicated community offering. Sandler O’Neill & Partners, L.P. and Sterne, Agee & Leach, Inc. are acting as co-managers for the syndicated community offering. The syndicated community offering will be conducted on a best efforts basis and none of the members of the syndicate group are required to purchase any shares in the offering.
In addition, Oritani Financial Corp. announced that Oritani-Delaware has filed prospectus supplements with the Securities and Exchange Commission increasing the maximum purchase limitation from 50,000 shares ($500,000) to 150,000 shares ($1.5 million) for individual purchasers and from 100,000 shares ($1.0 million) to 800,000 shares ($8.0 million) for purchasers acting together with others, in all categories of the offering combined. Consistent with the prospectus dated May 10, 2010, the only persons who will be resolicited are those who subscribed for the maximum purchase limit in the subscription offering and indicated on the stock order form a desire to purchase additional shares if the maximum purchase limits were increased. Any increased orders with full payment will be due by 12:00 noon, Eastern Time, on June 18, 2010. All other eligible subscribers and community members who properly completed and timely submitted a stock order form will be allocated the number of shares of common stock requested in their stock order form.
The completion of the conversion and offering is subject to, among other things, selling a minimum of 33,150,000 shares in the offering, the receipt of all necessary final regulatory approvals, the receipt of the approval of the depositors of Oritani Bank as of April 30, 2010, and receipt of the approval of the stockholders of Oritani Financial Corp. as of May 5, 2010.
Forward Looking Statements — This release may contain certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Examples of forward looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Oritani-Delaware, Oritani Financial Corp. and Oritani Bank that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic and market conditions, legislative and regulatory conditions, changes in interest rates that affect Oritani Bank’s interest rate spread, changes in deposit flows, loan demand or real estate values and other economic, governmental, competitive, regulatory and technological factors that may affect Oritani-Delaware, Oritani Financial Corp. and Oritani Bank’s operations.
A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription offering, an accompanying stock order form).
Oritani Financial Corp. has filed a proxy statement/prospectus concerning the conversion with the SEC. Stockholders of Oritani Financial Corp. are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the SEC by Oritani Financial Corp. free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Oritani Financial Corp. are available free of charge from the Corporate Secretary of Oritani Financial Corp. at Oritani Financial Corp., 370 Pascack Road, Township of Washington, New Jersey 07676, Attention: Corporate Secretary.
The directors, executive officers, and certain other members of management and employees of Oritani Financial Corp. are participants in the solicitation of proxies in favor of the conversion from the stockholders of Oritani Financial Corp. Information about the directors and executive officers of Oritani Financial Corp. is included in the proxy statement/prospectus filed with the SEC.
The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.